                                                         Exhibit No. EX-99.11(a)

                               [SRSY LETTERHEAD]

                                 March 29, 2004

Board of Trustees
Voyageur Mutual Funds III
on behalf of Delaware Core Equity Fund
One Commerce Square
Philadelphia, Pennsylvania 19103

     Re:  Reorganization  of  Delaware  Core Equity  Fund,  a series of Voyageur
          Mutual Funds III, into Delaware  Decatur  Equity Income Fund, a series of Delaware Group Equity Funds II
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Delaware Decatur Equity Income Fund ("Acquiring
Fund"),  a series of Delaware  Group  Equity  Funds II  ("Acquiring  Trust"),  a
Delaware  statutory  trust,  in  connection  with  the  Agreement  and  Plan  of
Reorganization (the "Agreement") between Acquiring Trust, on behalf of Acquiring
Fund, and Voyageur  Mutual Funds III, a Delaware  statutory  trust, on behalf of its series,  Delaware Core Equity Fund ("Acquired Fund"). The Agreement provides for a transaction (the  "Reorganization")  consisting of: (i) the acquisition by the Acquiring Trust on behalf of the Acquiring Fund of substantially  all of the property,  assets and goodwill of the Acquired  Fund in exchange  solely for (a)
shares of beneficial  interest,  no par value,  of the Acquiring  Fund - Class A
("Acquiring  Fund Class A Shares"),  (b) shares of beneficial  interest,  no par value,  of the Acquiring Fund - Class B ("Acquiring  Fund Class B Shares"),  (c)
shares of beneficial  interest,  no par value,  of the Acquiring  Fund - Class C
("Acquiring  Fund Class C Shares"),  (d) shares of beneficial  interest,  no par value,  of the Acquiring Fund - Class R ("Acquiring  Fund Class R Shares"),  (e)
shares  of  beneficial   interest,   no  par  value  of  the  Acquiring  Fund  -
Institutional Class ("Acquiring Fund Institutional  Class Shares"),  and (f) the
assumption by the Acquiring  Trust on behalf of the Acquiring Fund of all of the liabilities of the Acquired Fund;  (ii) the  distribution  of (a) Acquiring Fund
Class A shares  to the  shareholders  of  Acquired  Fund - Class A  Shares,  (b)
Acquiring  Fund Class B Shares to the  shareholders  of Acquired  Fund - Class B
Shares, (c) Acquiring Fund Class C Shares to the shareholders of Acquired Fund -
Class C  Shares,  (d)  Acquiring  Fund  Class R Shares  to the  shareholders  of
Acquired  Fund - Class R Shares,  and (e)  Acquiring  Fund  Institutional  Class
Shares to the  shareholders  of  Acquired  Fund -  Institutional  Class  Shares,
according to their respective  interests in complete liquidation of the Acquired
Fund;  and (iii) the  dissolution  of the Acquired  Fund as soon as  practicable after the closing (as referenced in Section 3, of the  Agreement),  all upon and subject to the terms and  conditions  of the  Agreement.  This  opinion is given pursuant to Section 9(i) of the Agreement.

     As used in this opinion letter, the term "Governmental Authority" means the executive, legislative,  judicial, regulatory and administrative entities of the
United States,  the  Commonwealth of Pennsylvania and the States of Delaware and
New York.

     In rendering  this opinion,  we have  reviewed the following  documents and materials:

     A.   Executed counterpart of the Agreement and amendments thereto, if any.

     B.   The Agreement and Declaration of Trust and By-Laws of Acquiring Trust,
          all as  amended  to date  and  certified  as true and  correct  by the
          Assistant Secretary of Acquiring Trust.

     C.   Certain  minutes of  proceedings of the Board of Trustees of Acquiring
          Trust,  certified  as true and correct by the  Assistant  Secretary of
          Acquiring Trust.

     D.   The Joint Proxy Statement/Prospectus circulated in connection with the
          Special  Meeting of Shareholders of Acquired Fund held on February 19,
          2004.

     E.   The latest amendment to Acquiring  Trust's  registration  statement on
          Form  N-1A,  which  is on file  with  the SEC and was  made  effective
          February 23, 2004.

     F.   An Incumbency Certificate of Acquiring Trust executed and delivered by the Assistant Secretary of Acquiring Trust.

     G.   A good standing  certificate of Acquiring Trust issued by the State of
          Delaware,  dated as of March 25, 2004,  and  confirmed as of March 29,
          2004 (the "Good Standing Certificate").

     We  have  assumed  and  therefore  have  not  verified   independently  the
authenticity of all documents submitted to us as originals and the conformity to original documents of all documents  submitted to us as certified or photostatic copies.  We are relying on  certificates of the officers of Acquiring Trust with regard to matters of fact and certain  certifications  and written statements of governmental  officials  with  respect  to  the  Good  Standing  Certificate  of
Acquiring Trust. Other than our review of the documents set forth above, we have not reviewed any other documents or made any independent  investigation  for the purpose of rendering this opinion and we make no representations as to the scope or sufficiency of our document review for your purpose.

     The  opinions  hereinafter  expressed  are  subject in all  respects to the
effects  of  bankruptcy,  insolvency,  reorganization,   moratorium,  fraudulent
conveyance,  and other laws now or hereafter in effect  affecting  generally the enforcement  of  creditors'  rights and to general  equitable  principles or any principles  of  public  policy  limiting  the right to  enforce  indemnification provisions.  In connection with the opinions expressed in paragraph 8 below with respect to the  legality,  validity  and  binding  nature of the  Agreement,  we express no opinion as to the remedies  conferred upon any party by the Agreement or the remedy which any court,  other  governmental body or agency or arbitrator may grant, impose or render.

     The phrase "actual knowledge" or "actually known" when used in the opinions herein  expressed with respect to the existence or absence of certain matters is based  upon  the  conscious  awareness  of facts  or  other  information  by the undersigned and by other lawyers in this firm who have had active involvement in the  transactions  contemplated by the Agreement and does not include  knowledge that might be obtained by review of this firm's  files.  We have not,  except as
otherwise  set  forth  herein,   undertaken  any  independent  investigation  to
determine the existence or absence of those matters,  and no inference as to our knowledge of the existence or absence of those matters  should be drawn from our representation of Acquiring Trust.

     The law  covered  by the  opinions  expressed  herein is limited to (a) the
federal  statutes,   judicial  and   administrative   decisions  and  rules  and
regulations  of the  Governmental  Authorities  of the  United  States,  (b) the
statutes, judicial and administrative decisions and rules and regulations of the
Governmental  Authorities of the Commonwealth of Pennsylvania,  and (c) Delaware
Statutory  Trust Act of the State of  Delaware  ("DSTA").  With  respect  to the opinions  expressed  herein relating to the DSTA, we have relied  exclusively on the standard compilation of the DSTA as contained in Corporation State Statutes,
Vol. 3 (Aspen Law & Business), without regard to the cases described thereunder.

     Based upon and subject to the  foregoing,  it is our opinion that as of the date hereof:

     (1) The Acquiring  Trust was created as a statutory trust under the laws of the State of Delaware on December 17, 1998, and is validly  existing and in good standing under the laws of the State of Delaware;

     (2) The  Acquiring  Trust is  authorized  to issue an  unlimited  number of shares of beneficial interest,  without par value, of the Acquiring Trust and of the Acquiring Fund.  Assuming that the initial shares of beneficial  interest of the Acquiring Fund were issued in accordance with the Investment  Company Act of
1940, as amended (the "1940 Act") and the Agreement and Declaration of Trust and
By-Laws of the Acquiring Trust,  and that all other such  outstanding  shares of the Acquiring Fund were sold,  issued and paid for in accordance  with the terms of the Acquiring  Fund's  prospectus  in effect at the time of such sales,  each such outstanding  share is validly issued,  fully paid,  non-assessable  and has full  voting  rights  and,  except for any shares  sold  pursuant to the private
offering   exemption  for  purposes  of  raising  initial  capital,   is  freely
transferable;

     (3) The Acquiring Trust is an open-end investment company of the management type registered as such under the 1940 Act;

     (4) Except for an  investigation  being  made into  market  timing and late trading of the entire mutual fund industry by various  Governmental  Authorities
(which includes an  investigation of affiliates of the Acquiring  Trust),  we do
not  have  actual  knowledge  of  any  material  suit,   action,   or  legal  or
administrative proceeding pending or threatened against the Acquiring Trust, the unfavorable outcome of which would materially and adversely affect the Acquiring
Trust or the Acquiring Fund;

     (5) The shares of beneficial  interest of the  Acquiring  Fund to be issued pursuant to the terms of Section 1 of the  Agreement  have been duly  authorized and,  when issued and  delivered  as provided in the  Agreement,  will have been validly issued and fully paid and will be  non-assessable by the Acquiring Trust or the Acquiring  Fund,  and to our actual  knowledge,  no  shareholder  has any preemptive right to subscription or purchase in respect thereof;

     (6) To our actual knowledge, no consent,  approval,  authorization or order of any court,  governmental authority or agency is required for the consummation by the Acquiring Trust of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act of 1933 Act, as amended, the
Securities Exchange Act of 1934 Act, as amended, the 1940 Act, and Delaware laws
(including,  in the case of each of the  foregoing,  the rules  and  regulations thereunder) and such as may be required under state securities laws;

     (7) Neither the execution, delivery nor performance of the Agreement by the
Acquiring  Trust  violates any  provision of its Agreement  and  Declaration  of
Trust,  its By-Laws,  or the  provisions of any  agreement or other  instrument, actually  known to us to which  the  Acquiring  Trust is a party or by which the
Acquiring Trust is otherwise bound; and

     (8) The  Agreement has been validly  authorized,  executed and delivered by the Acquiring  Trust and represents the legal,  valid and binding  obligation of the Acquiring Trust and is enforceable against the Acquiring Trust in accordance with its terms.

     The foregoing opinions are given only with respect to laws,  regulations or orders  which are  presently  in effect.  We assume no  obligation  to update or supplement  this  opinion  to  reflect  any  facts or  circumstances  which  may hereafter occur whether the same are  retroactively  or  prospectively  applied.
This  opinion is being  provided to you only and may not be  published by you or relied upon in any respect by any third party, without the prior written consent of a partner in this law firm.

                                         Very truly yours,

                                         STRADLEY RONON STEVENS & YOUNG, LLP

                                         By:      /s/Michael D. Mabry
                                                  ----------------------------
                                                  Michael D. Mabry, a Partner